UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 5, 2012

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2012, our Board of Directors (“Board”) and the Board’s Compensation Committee (“Compensation Committee”) confirmed their belief that long-term performance is achieved through an ownership culture that encourages such performance by the Company’s Directors, Officers and employees through the use of stock and stock-based awards as to align their interests to that of the stockholders.

In furtherance of this belief, the Board and Compensation Committee in recognition of the dedication and performance of Robert Dickey IV, Senior Vice President and Chairman of Disclosure Controls Committee, and Wayne Springate, Senior Vice President of Operations, granted to each 50,000 Options to purchase shares of the Company common stock. Additionally, the Board and Compensation Committee recognizing that the Board’s commitment of time and effort has increased over time for the benefit of the Company as the demand for specific expertise has grown and corporate governance issues require greater attention in a highly regulated environment, granted 100,000 Options to each current Directors to purchase Company common stock:

•	William A. Carter: Chairman of the Board and member of Disclosure Controls Committee;
•	Thomas K. Equels: Executive Vice Chairman of the Board, Secretary and member of Disclosure Controls Committee;
•	Richard Piani: Independent Director, Chairman of Audit Committee;
•	William Mitchell: Independent Director, Chairman of Corporate Governance & Nomination Committee and member of Disclosure Controls Committee; and
•	Iraj E. Kiani: Independent Director and Chairman of Compensation Committee.

Besides being a Chairman of their respective committee, the Independent Directors serve as members of two of the following committees: Audit, Compensation or Corporate Governance & Nomination.

The Options identified above were granted with an exercise price equal to 110% of the final closing price of the Company’s common stock on the NYSE MKT LLC as of June 5, 2012 ($0.26), will vest one year after issuance, contain a cashless exercise provision, have a ten year term and were issued from the Company’s 2009 Equity Incentive Plan.

For the past five years, Options issued to Officers and employees have contained cashless exercise provisions. That is, the holders of the Options have the right to exercise the Options pursuant to a formula where they utilize the increase in the stock price over the exercise price to pay the exercise price rather than pay cash. The Board and Compensation Committee recognized that some outstanding Options and Warrants held by currently employed Officers and employees did not contain a cashless exercise provision. As a result, the Board and Compensation Committee approved an amendment to these Options and Warrants to provide for cashless exercise. The following Options and Warrants held by Named Executive Officers are affected by this change:

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Named Executive Officer	Instrument	Number	Issued	Expiration	Shares	Price
David Strayer	Option	04-12-28	12/7/2004	12/6/2014	10,000	$ 1.90
William A. Carter	Option	06-01-312	12/9/2005	12/8/2015	10,000	$ 2.61
David Strayer	Option	06-01-30	12/9/2005	12/8/2015	10,000	$ 2.61
David Strayer	Option	06-12-18	11/20/2006	11/19/2016	15,000	$ 2.20
David Strayer	Option	07-12-01	12/7/2007	12/6/2017	25,000	$ 1.30
Robert Dickey IV	Option	09-07-02	6/12/2009	6/11/2019	150,000	$ 2.81
William A. Carter	Stand-by Warrant	09-02-01	2/1/2009	1/31/2019	491,196	$ 0.51
Thomas K. Equels	Stand-by Warrant	09-02-02	2/1/2009	1/31/2019	491,196	$ 0.51

Item 8.01 Other Events.

On June 5, 2012, the Compensation Committee and the Corporate Governance & Nomination Committee undertook the annual evaluation of their respective charters and, accordingly, amended their charters to better reflect the duties and responsibilities of these Committees as well as better reflect the current industry standard for such Committees. The revised charters are available on our website at http://www.hemispherx.net/content/investor/corp_governance.htm.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

4.1	Form of Amendment to Officer and Employee Options and Warrants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

June 8, 2012	By:	/s/ William A. Carter
William A. Carter M.D., Chief Executive Officer

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